UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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Reliant Bancorp, Inc.
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Reliant Bancorp, Inc.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027

April 13, 2020
Dear Fellow Shareholder:
You are cordially invited to attend the annual meeting of shareholders (the “annual meeting”) of Reliant Bancorp, Inc. (the “Company”), which will be held on Thursday, May 14, 2020, at 5:30 p.m., Central Time, at the Company’s offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067.
We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) pandemic. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the annual meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (https://www.reliantbank.com/annual-shareholder-meeting), and we encourage you to check this website prior to the annual meeting if you plan to attend. Also, as a result of the coronavirus (COVID-19) pandemic, if you are unable to attend the annual meeting in person, the annual meeting will be broadcast live over the Internet on our website (https://www.reliantbank.com/annual-shareholder-meeting), and an archive of the webcast will be available on this website for 30 days after the annual meeting. Related presentation materials will be posted to the Company’s website (https://www.reliantbank.com/annual-shareholder-meeting) prior to the annual meeting. Shareholders accessing the broadcast will not be considered present at the annual meeting by doing so and will not be able to vote or ask questions in real time during the annual meeting; however, shareholders may submit questions in advance of the annual meeting by sending them via the secure form located on our website (https://www.reliantbank.com/annual-shareholder-meeting). All questions must be sent by 11:59 p.m., Central Time, on May 12, 2020.
Shareholders who vote their shares by proxy do not need to attend the annual meeting. The Company asks that any shareholders who do plan to attend the annual meeting please notify the Company at least 24 hours in advance of the annual meeting by contacting us at (615) 221-2087, or writing to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer. In light of recent guidelines recommended by federal and state authorities and the Centers for Disease Control and Prevention restricting group gatherings, seating may be limited to comply with the applicable recommended guidelines. Additionally, attendees may be subject to health screening procedures upon entering the building consistent with practices advised by governmental authorities or as otherwise in place for visitors to the Company’s corporate office.
Please review the Notice of Annual Meeting of Shareholders and proxy statement enclosed with this letter which describe the formal business to be transacted at the annual meeting.
Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the annual meeting, please vote and submit your proxy as soon as possible via the Internet, by telephone, or if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. This will not prevent you from voting in person at the annual meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the annual meeting, you may withdraw your proxy at any time and vote your shares in person.
By order of the board of directors,

DeVan D. Ard, Jr.
Chairman, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Notice is hereby given that Reliant Bancorp, Inc. (the “Company”) will hold its 2020 annual meeting of shareholders (the “annual meeting”) on Thursday, May 14, 2020, at 5:30 p.m., Central Time, at the Company’s offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067. The annual meeting is being held for the following purposes:
•	Election of Directors. For Company shareholders to elect 13 individuals to serve as members of the Company’s board of directors.
•
Ratification of Appointment of Independent Registered Public Accounting Firm. For Company shareholders to ratify the audit committee’s appointment of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

•	Other Business. To conduct such other business as may properly come before the annual meeting.
The Company’s board of directors has fixed the close of business on March 31, 2020, as the record date for determining Company shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.
While we intend to hold our annual meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the annual meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (https://www.reliantbank.com), and we encourage you to check this website prior to the annual meeting if you plan to attend. We will also this year broadcast the annual meeting live over the Internet on our website (https://www.reliantbank.com/annual-shareholder-meeting). Shareholders accessing the broadcast will not be considered present at the annual meeting by doing so and will not be able to vote or ask questions in real time during the annual meeting; however, shareholders may submit questions in advance of the annual meeting by sending them via the secure form located on our website (https://www.reliantbank.com/annual-shareholder-meeting). All questions must be sent by 11:59 p.m., Central Time, on May 12, 2020.
All shareholders are encouraged to vote their shares by proxy prior to the annual meeting. Shareholders who vote their shares by proxy do not need to attend the annual meeting. Shareholders who plan to attend the annual meeting are asked to notify the Company at least 24 hours in advance of the annual meeting by contacting us at (615) 221-2087, or writing to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer. Depending on federal, state, and local coronavirus (COVID-19) related guidelines in place at the time of the annual meeting, seating at the annual meeting may be limited and annual meeting attendees may be subject to health screening procedures upon entering the building.
Each of the above-described matters to be voted on by the Company’s shareholders at the annual meeting is described in the accompanying proxy statement, which we urge you to read carefully.
By Order of the Board of Directors,

Louis E. Holloway
Corporate Secretary
April 13, 2020
Nashville, Tennessee

RELIANT BANCORP, INC.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027

April 13, 2020

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2020

Meeting and Voting Information
This Proxy Statement (this “Proxy Statement”) is furnished by Reliant Bancorp, Inc., a Tennessee corporation, on behalf of its board of directors (the “board of directors” or the “board”), in connection with the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournment or postponement thereof, which is being held for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being mailed or made available to shareholders on or about April 13, 2020. When used in this Proxy Statement, the terms “we,” “us,” “our,” “Reliant Bancorp,” or the “Company” refer to Reliant Bancorp, Inc., and “Reliant Bank” or the “Bank” refer to our wholly owned subsidiary, Reliant Bank, a Tennessee banking corporation.
INFORMATION ABOUT THE ANNUAL MEETING
When is and how do I participate in the Annual Meeting?
The Annual Meeting will be held at 5:30 p.m., Central Time, on Thursday, May 14, 2020. As a result of the coronavirus (COVID-19) pandemic and to support the health and well-being of our partners, employees, and shareholders, if you are unable to attend the Annual Meeting in person, the Annual Meeting will be broadcast live over the Internet on our website (https://www.reliantbank.com/annual-shareholder-meeting).
What proposals will be voted upon at the Annual Meeting?
There are two proposals scheduled for a vote at the Annual Meeting:
(1)	To elect 13 directors to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (“Proposal 1”); and
(2)	To ratify the appointment of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Proposal 2”).
We will also at the Annual Meeting conduct such other business as may properly come before the meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.
What are the recommendations of the Board of Directors?
Our board recommends that you vote:
•	“FOR” the election of each of the 13 director nominees named herein; and
•	“FOR” the ratification of the appointment of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

INFORMATION ABOUT VOTING
Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on the record date, March 31, 2020 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, the Company had 11,718,033 shares of common stock outstanding.
How do I vote?
For Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of Maggart & Associates, P.C.), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.
Shareholder of Record: Shares Registered Directly in Your Name. You may vote by completing, signing and dating the enclosed proxy card where indicated and mailing the proxy card in the postage paid envelope provided, or you may vote in person at the Annual Meeting. You may also vote by giving your proxy authorization over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
•	To vote in person, attend the Annual Meeting and we will provide you with a ballot when you arrive.
•	To give your proxy authorization over the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
•	To give your proxy authorization by telephone, dial the toll-free telephone number listed on your proxy card using a touch-tone telephone and follow the recorded instructions.
•
To vote using a proxy card, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by 11:59 p.m., Eastern Time, on May 13, 2020, then we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company. As a beneficial owner, you have the right to direct your broker, bank, or other agent how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.
How many votes do I have?
For each proposal to be voted upon, you have one vote for each share of common stock that you owned as of the close of business on the Record Date.
What if I return a proxy card but do not make specific choices?
Properly completed and returned proxies will be voted as instructed on the proxy card. If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all 13 director nominees named herein, and “FOR” the ratification of the appointment of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2020. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee named herein becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the board of directors may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.
If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. Under applicable state laws and the rules of

The Nasdaq Capital Market (“Nasdaq”), Proposal 1 (election of directors) is not a “routine” proposal. Conversely, Proposal 2 (ratification of the appointment of Maggart & Associates, P.C.) is a “routine” proposal. If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on Proposal 1, a non-routine proposal, then those shares will be treated as broker non-votes for purposes of Proposal 1 and will not be counted as a “FOR” or “AGAINST” vote for purposes of Proposal 1. Conversely, brokers, banks, and other agents will have the discretionary authority to vote “FOR” or “AGAINST” Proposal 2 if you do not instruct your broker, bank, or other agent otherwise.
Can I change my vote?
Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•	You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
•	You may submit another properly completed proxy card bearing a later date which is received by 11:59 p.m., Eastern Time, on May 13, 2020;
•
You may send a written notice that you are revoking your proxy to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Financial Officer, and must be received by 11:59 p.m., Eastern Time, on May 13, 2020; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person (however, your attendance at the Annual Meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on the Record Date, there were 11,718,033 shares of common stock outstanding and entitled to vote. Thus, 5,859,017 shares of common stock must be represented at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or give your proxy authorization over the Internet or by telephone. Additionally, abstentions and broker non-votes will also be counted towards the quorum requirement. Those shareholders using the webcast option to listen to the Annual Meeting will not be counted as present; therefore, those shareholders will need to vote by proxy prior to the Annual Meeting if they wish for their shares to count as present for quorum purposes at the Annual Meeting. If there is no quorum, the Chairman of the Annual Meeting may adjourn or postpone the meeting until a later date.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “AGAINST” votes, abstentions, if any, and broker non-votes, if any, with respect to Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, and abstentions, if any, with respect to Proposal 2 (ratification of the appointment of Maggart & Associates, P.C.).

How many votes are needed to approve each proposal?
The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:
Proposal Number	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Directors	For each nominee, a majority of the votes cast must be “For” election*	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
2	Ratification of Independent Registered Public Accounting Firm	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable
*
Our Corporate Governance Guidelines require that, in an uncontested election of directors (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee for director who is an incumbent director and who receives a greater number of votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the chairman of our board of directors following the shareholders’ meeting at which the election is held. The Nominating and Corporate Governance Committee of the board (the “Nominating and Corporate Governance Committee”) must promptly consider any such resignation (taking into consideration such factors deemed relevant, including those set forth in our Corporate Governance Guidelines) and recommend to the board whether to accept or reject the tendered resignation. The Corporate Governance Guidelines provide that the board of directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred, taking into consideration the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors the board believes to be relevant. Following the board’s decision on the Nominating and Corporate Governance Committee’s recommendation, the Company must disclose the board’s decision, providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting a tendered resignation, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). If a resignation is accepted by the board of directors, the Nominating and Corporate Governance Committee must recommend to the board whether to fill the resulting board vacancy or to reduce the size of the board. Any director who tenders such a resignation is not permitted to participate in the process outlined above.

How can I determine the results of the voting at the Annual Meeting?
Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the SEC that announces the final voting results.
Who can help answer any questions I may have?
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy, or who desire additional copies of this Proxy Statement, should contact us by mail at Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer, or by telephone at (615) 221-2087.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
Our charter and bylaws provide that our board will consist of between five and 25 directors, with the precise number being determined by our board from time to time. The current size of our board is 14 directors.
In accordance with our bylaws and Tennessee law, our board oversees the management of the business and affairs of the Company. Our directors are elected annually by our shareholders at our annual meetings of shareholders for one-year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal.
Nominees and Vote Required to Elect Nominees
The board of directors currently has 14 members. Except for Louis E. Holloway who will retire from the board of directors effective as of the date of the Annual Meeting, all current directors are up for election at the Annual Meeting.
Director nominees elected by our shareholders at the Annual Meeting will serve for a term to expire at the 2021 annual meeting of Company shareholders and until the election and qualification of their successors. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee named herein will be unable to serve. There are no family relationships among any of the members of our board.
The nominees up for election at the Annual Meeting are as follows.
Homayoun (Homey) Aminmadani
DeVan D. Ard, Jr.
Charles Trimble (Trim) Beasley
Robert E. (Brown) Daniel
William Ronald (Ron) DeBerry
Sharon H. Edwards
Darrell S. Freeman, Sr.
James (Jim) Gilbert Hodges
William Lawson Mabry
Connie S. McGee
Linda E. Rebrovick
Ruskin (Rusty) A. Vest
Michael E. Wallace
Assuming the presence of a quorum, in order for a director nominee to be elected at the Annual Meeting, a majority of the votes cast, in person or by proxy, at the Annual Meeting must be “For” election of the nominee. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on a director nominee. If you submit a proxy but do not specify how you would like it to be voted, the persons named as proxies will vote your shares in accordance with the board of directors’ recommendations. If any of these nominees are unable or unwilling to serve if elected (which we do not anticipate), the persons named as proxies may vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Information About Director Nominees
The following table shows for each director nominee of Reliant Bancorp as of April 6, 2020: (1) his or her name; (2) his or her age; (3) how long he or she has been a director of Reliant Bancorp or Reliant Bank; (4) his or her position(s) with Reliant Bancorp or Reliant Bank, other than as a director (if any); and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.
Name (Age)	Director Since	Positions and Business Experience
Homayoun (Homey) Aminmadani (74)	2015
Homayoun (Homey) Aminmadani is a veteran restaurateur with more than 50 years of experience in the YUM! Brands, Inc. as a franchisee of various brands. During these years, Mr. Aminmadani has developed over 150 Pizza Hut restaurants and, through his ownership in various entities, he has owned and operated more than 50 Taco Bell restaurants and other various franchised restaurants. He has been involved in the development of several office buildings, shopping centers, and residential subdivisions. Mr. Aminmadani is a former organizer and executive board member of Premier Bank of Brentwood, which merged with BancorpSouth Bank in December 2004. He was a member of the board of trustees for Franklin Road Academy for many years. A native of Iran, Mr. Aminmadani immigrated to the United States in 1964 and earned his Bachelor of Science degree in civil engineering from the University of Kansas. Mr. Aminmadani is a member of the Human Resources and Compensation Committee of the board of directors (the “Compensation Committee”).

		Qualifications: Mr. Aminmadani has over 19 years of experience as a bank board member.

DeVan D. Ard, Jr. (65)	2015
DeVan D. Ard, Jr. is the Chairman, President, and Chief Executive Officer of both Reliant Bancorp and Reliant Bank. He is a 39-year banking veteran. He began his career with AmSouth Bank in 1981 and held various positions through 2004 before leaving to form legacy Reliant Bank. Legacy Reliant Bank was started by a group of businessmen and women in 2006 as a full-service community bank headquartered in Brentwood, Tennessee. Prior to its merger with Commerce Union Bank, legacy Reliant Bank had grown to over $400 million in assets.

Playing an active role in the business and nonprofit community, Mr. Ard currently serves as Chairman of the board for the We Are Building Lives Foundation and is a board member and finance committee member for the Middle Tennessee Council of Boy Scouts of America. Mr. Ard is also a member of the Rotary Club of Nashville, past Chairman of the Adventure Science Center, past president of the PENCIL Foundation, and is a graduate of Leadership Nashville.

Mr. Ard holds a master’s degree in business administration from the University of Alabama, Tuscaloosa and earned his Bachelor of Arts degree in business administration and history from Vanderbilt University.

		Qualifications: Mr. Ard has over 39 years of banking experience and has served on the board of directors of Reliant Bancorp and/or Reliant Bank (or its predecessor) for 14 years.

Name (Age)	Director Since	Positions and Business Experience
Charles Trimble (Trim) Beasley (72)	2006
Charles Trimble (Trim) Beasley is currently the president of Center Star, Inc., a research and development firm specializing in thermal reflective material properties. He graduated from Vanderbilt University with a Bachelor of Engineering degree in 1970 and went on to earn a Master of Business Administration degree from the University of Tennessee in 1975. Mr. Beasley began his business career with Everett Beasley, Inc., serving as company president for 17 years before selling his business interest in 1997. Since that time, he has been involved in numerous small business ventures, and real estate investments. Mr. Beasley has served in the past as president of the Robertson County Cancer Society, president of the Robertson County Chamber of Commerce, president of the Springfield Rotary Club, and a member of the inaugural class of Leadership Middle Tennessee. He currently serves on the advisory committee of the Jennings A. Jones College of Business at Middle Tennessee State University. Additionally, Mr. Beasley has previously served on community bank boards, including First National Bank, Springfield and Farmers National Bank in Bowling Green, Kentucky. Mr. Beasley is a member of the board’s Audit Committee (the “Audit Committee”).

Qualifications: Mr. Beasley has served on three bank boards with 34 years of experience. He has served on every board committee, chaired several, and served as president of three companies. He also has an MBA with a finance concentration.

Robert E. (Brown) Daniel (51)	2018
Robert E. (Brown) Daniel is founder and president of Compass Capital, LLC, an investment company located in Franklin, Tennessee, a position he has held since 1998. He is also a part owner and officer of several privately held companies in the real estate, finance, and manufacturing industries, including DSS Pro Diesel Partners LLC, Base, Inc., and Partners on the Lane.

Mr. Daniel is an active member in the Williamson County community, serving as the vice-chairman of the Williamson County Medical Center Board of Trustees. He previously served as chairman of the Boys and Girls Clubs of Franklin, and as chairman of the Thompson Station, Tennessee Planning Commission.

Mr. Daniel was appointed to the board of directors of Reliant Bancorp following Reliant Bancorp’s merger with Community First, Inc. on January 1, 2018. He is a member of the Audit Committee and chairs the Nominating and Corporate Governance Committee.

		Mr. Daniel is also a board member of the Bone and Joint Institute of Tennessee and the chairman of the Williamson County Public Building Authority.

		Qualifications: Mr. Daniel has a broad range of business experience in manufacturing, real estate, and finance. He also had prior board experience at Community First Bank & Trust.

Name (Age)	Director Since	Positions and Business Experience
William Ronald (Ron) DeBerry (73)	2006
William Ronald (Ron) DeBerry is a director and the former chief executive officer of Reliant Bancorp. He received a Bachelor of Business Administration from the University of Mississippi in 1969 and earned a Master of Business Administration from the University of Tennessee in 1977. After graduating from the University of Mississippi, Mr. DeBerry was commissioned a second lieutenant in the U.S. Army, serving on active duty from 1969 until 1971, including a tour of duty in Vietnam. Mr. DeBerry began his banking career with the former Commerce Union Bank in 1973. He was repeatedly promoted over the following decades, serving in an array of positions with increasing responsibility over strategic banking matters. Mr. DeBerry retired from Bank of America in January 2005, and on August 14, 2006, he established the new Commerce Union Bank, which was renamed Reliant Bank in 2015. Mr. DeBerry brings 47 years of banking experience and knowledge to the board of directors.

Mr. DeBerry is an active member of the industry and the communities in which he works. He is a past director of the Tennessee Bankers Association. He serves as a board member and an executive committee member of the Middle Tennessee Council of Boy Scouts of America. He is a graduate of Leadership Nashville. He is a former president of the PENCIL Foundation and past director of the Robertson County Chamber of Commerce.

		Qualifications: Mr. DeBerry has over 47 years of banking experience.

Sharon H. Edwards (54)	2015
Sharon H. Edwards is currently the Chief Operating Officer of Risk Strategies (RSC Insurance Brokerage, Inc.), a privately held national insurance broker and risk management company which she joined in December 2019. Prior to Risk Strategies, she formerly served as the CFO/Finance Director of Willis Towers Watson’s North America geography and Willis Towers Watson’s Corporate Risk & Broking Segment as well as the Chief Financial Officer and Chief Administrative Officer of Willis North America, Inc., all units of Willis Towers Watson Public Limited Company. Ms. Edwards served in multiple roles with Willis Towers Watson from 1991 to 2018 and has extensive financial and operational expertise.

Ms. Edwards is a Certified Public Accountant and a Chartered Global Management Accountant, and holds a Bachelor of Science in Business Administration - Accounting from the University of Tennessee. Earlier in her career, Ms. Edwards worked for the public accounting firm of Arthur Andersen & Co. Ms. Edwards currently serves on the Board of Trustees for Pope John Paul II High School.

In 2011, Ms. Edwards was selected as one of Business Insurance magazine’s 2011 “Women to Watch.” Additionally, Ms. Edwards was selected as a Nashville Business Journal’s 2013 “Women of Influence” and was selected by Directors and Boards magazine in 2019 as a “Director to Watch.” She is a member of the National Association of Corporate Directors, Women Corporate Directors, Private Directors Association, AICPA, and the Tennessee Society of CPAs. Ms. Edwards serves as the board’s Lead Independent Director and chairs the Audit Committee.

Name (Age)	Director Since	Positions and Business Experience

Qualifications: Ms. Edwards is a Certified Public Accountant and a Chartered Global Management Accountant with experience in auditing companies both public and private. She also served for many years in numerous executive positions within a Fortune 500 public company. Additionally, she has had the experience of being responsible for operations and financial results for global company operations and she has served as the program manager for multiple large scale acquisition integrations and system implementations.

Darrell S. Freeman, Sr. (55)	2015
Darrell S. Freeman, Sr. is the former chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991 in Nashville, Tennessee. Zycron employs more than 330 IT professionals across the country. Mr. Freeman was an organizing director of legacy Reliant Bank. He is also the co-founder and chairman of Pinnacle Construction Partners, which provides a full range of preconstruction planning and construction management services for the public and private sector. He is the current chairman of the board of directors of S3 Asset Management. Mr. Freeman also serves on the board of directors of BlueCross BlueShield of Tennessee and Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida.

Mr. Freeman’s commitment to the Nashville community is evident through his recently completed, two-term service as immediate past chairman of the Nashville Chamber of Commerce. He is a former board member of Centennial Medical Center, and as former chairman of the 100 Black Men of Middle Tennessee, he led the organization to achieve chapter of the year in 2005. Other organizations for which Mr. Freeman serves or has served on the board are: Stonecrest Medical Center, Nashville Community Foundation, the Nashville Downtown Rotary Club, the Federal Reserve Advisory Board, the African American Museum of Music Art and Culture, Middle Tennessee State University Board of Trustees (Vice Chairman), the Tennessee Board of Regents and the Nashville Broadband Task Force. Mr. Freeman holds bachelor’s and master’s degrees from Middle Tennessee State University. Mr. Freeman chairs the Compensation Committee.

		Qualifications: Mr. Freeman has considerable previous experience in starting and running businesses, and currently serves on the boards of directors of two other public companies.

James (Jim) Gilbert Hodges (65)	2008
James (Jim) Gilbert Hodges is the president of Hodges Group, Inc., a construction company he started in 1990. He currently directs the overall construction management, organization, and operations of all projects and related construction activities for the corporation. Over the course of more than 25 years, Mr. Hodges has succeeded in expanding his company’s portfolio, offering hundreds of services to his clients and building Hodges Group, Inc. into a multi-discipline construction company. In addition to his work at Hodges Group, Inc., Mr. Hodges has served in leadership positions at various community organizations, including the Chamber of Commerce of Sumner County, Mayor’s Advisory Council, Leadership Middle Tennessee, Portland Planning Commission, and Sumner County Industrial Board. He has also been the recipient of numerous awards, such as Citizen of the Year, Small Business of the Year, the Industrial Excellence Award, and the Governor’s Excellence Award. Additionally, Mr. Hodges served for 12 years on the advisory board for

Name (Age)	Director Since	Positions and Business Experience
		Cumberland Bank. He brings decades of experience in construction and small business management to the board of directors. Mr. Hodges is a member of the Compensation Committee.

		Qualifications: Mr. Hodges has decades of experience in construction and small business management.

William Lawson Mabry (64)	2020
William Lawson Mabry served on the First Advantage Bancorp board of directors from First Advantage Bancorp’s inception in 2007 and on the First Advantage Bank board of directors since 2006. He was the chairman of the board of directors for both First Advantage Bancorp and First Advantage Bank.

Mr. Mabry has been a real estate broker in Clarksville, Tennessee since 1977. He is active in land development and construction in the Clarksville-Montgomery County, Tennessee real estate market. Mr. Mabry was one of the original organizers and a director of Heritage Bank, a de novo bank located in Clarksville, Tennessee, that originated in 1988 and subsequently sold to Old National Bank in 1999.

Mr. Mabry is currently president of the Aspire Clarksville Foundation and the Clarksville Academy Foundation. He also serves on the boards of the Customs House Museum and Clarksville Academy and is a member of the Trinity Episcopal Church finance committee. He has served previously on the boards of the Fort Campbell Historical Foundation, the Clarksville-Montgomery County Library Foundation, the Clarksville-Montgomery County Public Library, the Clarksville River District Commission, Leadership Clarksville, and was also a member of the Austin Peay State University Foundation Investment Committee.

		Mr. Mabry received a Bachelor of Science degree in English from Austin Peay State University.

Mr. Mabry was appointed to the board of directors of Reliant Bancorp following Reliant Bancorp’s merger with First Advantage Bancorp on April 1, 2020. Mr. Mabry is a member of the Nominating and Corporate Governance Committee.

Qualifications: Mr. Mabry’s business experience, prior banking experience, deep knowledge of real estate markets, and extensive contacts in the Middle Tennessee business community qualify him to serve as a director.

Connie S. McGee (59)	2019
Connie S. McGee is an experienced healthcare executive with a diverse background in technology sales, leading business development strategies, market research, consulting, and strategic account leadership. She has worked with numerous Fortune 500 companies, such as Humana, FedEx, Wal-Mart, Community Health Systems (CHS), and Hospital Corporation of American (HCA). Since 2017, she has been a member of the Microsoft Corporation leadership team supporting the global reorganization of Microsoft and its healthcare life sciences vertical. As a US East Area Sales Director, she is responsible for eight US East geographical business units and oversees the sales and technology account teams leading Microsoft’s go to market initiatives within the healthcare and life sciences vertical. Prior to joining

Name (Age)	Director Since	Positions and Business Experience

Microsoft, Ms. McGee was an industry lead for business development initiatives for healthcare and life sciences with Intel Corporation, having joined Intel Corporation in 2015. Prior to Intel, Ms. McGee served as a Senior Vice President with the management consulting and public accounting firm Pershing Yoakley & Associates, P.C and held key leadership roles with both Dell and KPMG.

Ms. McGee is a co-founder of the Evolve Women Foundation, a nonprofit organization that provides a platform of educational and developmental programs for women through all stages of a career lifecycle. She also serves on the Microsoft Women in Healthcare and Life Sciences Advisory Board for STEM Initiatives. Ms. McGee has previously served as board president of the Tennessee HIMSS Chapter, a member of the Intel WIN (Women of Intel) Board of Directors, and an advisory board member for Trinisys, LLC and the Tennessee Regional Workforce Committee. In 2014, she was recognized by The Tennessean as one of the Top 25 CEO’s to Watch and was the recipient of the Nashville Lifestyles 2014 Top Women in Business Award. Ms. McGee holds a Bachelor of Science, Business Administration from Athens University-University of Alabama Huntsville.

		Ms. McGee is a member of the Audit Committee.

		Qualifications: Ms. McGee has significant experience in business management and over 20 years of experience in the healthcare industry.

Linda E. Rebrovick (64)	2019
Linda E. Rebrovick has 40 years of business experience, including leadership roles as CEO and board director for companies in diverse industries such as technology, healthcare, financial services, and management consulting. She is currently President, Impact Corporate Consulting, which provides business consulting services. She has been in this position since August 2018. She was previously CEO, Integrated Healing Technologies, a medical technology company, and Senior Client Partner, Healthcare Practice, at Morgan Samuels, providing executive and director retained searches. Ms. Rebrovick was a candidate in 2015 for the office of Mayor, Metropolitan Nashville and Davidson County Government. In addition, Ms. Rebrovick’s relevant executive experience and technology expertise includes CEO, Consensus Point, Software as a Service Company and healthcare sales and consulting leadership positions at global technology organizations IBM, KPMG Consulting, and Dell. Ms. Rebrovick was the Chief Marketing Officer of global public company BearingPoint, Inc. with overall responsibility for public relations, field marketing, brand management, and the rebrand of the firm from KPMG Consulting to BearingPoint. She began her career with IBM as a Marketing Representative, Marketing Manager, and Business Unit Executive. Ms. Rebrovick holds a B.S. in Marketing from Auburn University and was selected as one of the university’s Top 400 Women Graduates of the past 100 years. She serves as co-chair and co-founder of Women Corporate Directors, Tennessee; board member of the Nashville Entrepreneur Center; and Trustee of the Board, Leadership Nashville; and she previously served as Board Chair, Nashville Technology Council. Ms. Rebrovick was selected among “Directors to Watch”, Directors and Boards Annual Report, 2018.

		Ms. Rebrovick is a member of the Nominating and Corporate Governance Committee.

Name (Age)	Director Since	Positions and Business Experience

Qualifications: Ms. Rebrovick has over 25 years of experience serving on public and private company boards in the financial services, professional services, and healthcare technology industries. She was an organizer and, from 2001 to 2006, served as a member of the Board of Directors of Pinnacle Financial Partners, Inc., including its subsidiary Pinnacle Bank. She brings public company board and committee expertise as a director of healthcare technology company HealthStream, Inc., where she serves on the compensation and audit committees and previously served as the chair, governance and nominating committee for 14 years. Ms. Rebrovick serves on the board of Guidehouse, Inc., a global business consultancy serving public and commercial sectors.

Ruskin (Rusty) A. Vest, Jr. (65)	2018
Ruskin (Rusty) A. Vest, Jr. is an entrepreneur and owner of several businesses in Maury County and surrounding areas. He is president and part-owner of Southeastern Shirt Corporation, a position he has held since 1986. He is the former executive vice president of Service Partners Industrial Products Co., LLC, a wholly-owned subsidiary of Masco Corporation that is a building materials distributor, a position he held from 1984 to 2015.

		Mr. Vest is also an active member of the Maury County community and previously served on the executive committee of the Board of Trustees of the Webb School in Bell Buckle, Tennessee.

Mr. Vest’s wide variety of business experience, including manufacturing and real estate development, allows him to bring to the board of directors a broad understanding of a number of industries in which many of the Company’s clients operate. His active involvement in a number of community activities in the Company’s Maury County market allows him to contribute valuable insight to the board of directors on key developments in the Middle Tennessee market.

Mr. Vest was appointed to the board of directors of Reliant Bancorp following Reliant Bancorp’s merger with Community First, Inc. on January 1, 2018. He is a member of the Nominating and Corporate Governance Committee.

		Qualifications: Mr. Vest has a variety of business experience which includes manufacturing and real estate development.

Michael E. Wallace (45)	2020
Michael E. Wallace, CPA/ABV, CVA served on the First Advantage Bancorp board of directors from First Advantage Bancorp’s inception in 2007 and on the First Advantage Bank board of directors since 2006. He is the former chairman of the First Advantage Bancorp audit committee. Mr. Wallace has 25 years of experience in public accounting and is currently a partner in Thurman Campbell Group, LLC specializing in business valuations. He is a certified valuation analyst (CVA) and accredited in business valuation (ABV) by the American Institute of Certified Public Accountants. He is a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.

Name (Age)	Director Since	Positions and Business Experience
Mr. Wallace serves as Chairman of the Finance Committee of Grace Community Church in Clarksville, Tennessee, and is on the board of Clarksville Academy.

Mr. Wallace received a Bachelor of Science degree in Accounting and a Master degree in Accounting from Samford University. He has also passed the National Association of Securities Dealers Series 7 and Series 66 exams to qualify as a Registered Representative. Mr. Wallace is also a Personal Financial Specialist, as designated by the American Institute of Certified Public Accountants.

Mr. Wallace was appointed to the board of directors of Reliant Bancorp following Reliant Bancorp’s merger with First Advantage Bancorp on April 1, 2020. He is a member of the Audit Committee.

Qualifications: Mr. Wallace’s extensive accounting and business experience qualify him to serve as a director.
Information About Executive Officers
Set forth below is information about our executive officers, other than Mr. Ard, our President and Chief Executive Officer, who is also a director nominee and discussed above.
Name (Age)	Executive Officer Since	Positions and Business Experience
Gerald (“Jerry”) Cooksey, Jr. (54) Chief Administrative Officer	2020
Gerald (“Jerry”) Cooksey, Jr. is the Chief Administrative Officer of Reliant Bancorp and Reliant Bank. Until First Advantage Bank merged with and into Reliant Bank, Mr. Cooksey oversaw all of First Advantage Bank’s accounting and operations, including internal policies and procedures, reporting, and regulatory compliance. Prior to joining First Advantage Bank in 2012, Mr. Cooksey was Senior Vice President and Controller for First Security Group, Inc./FSGBank in Chattanooga, Tennessee, where he led reporting and accounting for the $1.1 billion bank and holding company. Before that he was Senior Vice President and CFO for Clayton Bank & Trust in Knoxville, Tennessee. Mr. Cooksey’s 29-year banking career includes executive management roles with other Tennessee-based institutions as well.

Mr. Cooksey holds a bachelor’s degree in Business from Bellarmine University in Louisville, Kentucky, and a Master of Business Administration degree from Lincoln Memorial University in Harrogate, Tennessee.

J. Daniel Dellinger (59) Chief Financial Officer	2015
J. Daniel Dellinger is the Chief Financial Officer of Reliant Bancorp and Reliant Bank. Mr. Dellinger is a veteran community banker with over 28 years’ experience. He has served as the chief financial officer for three community banks. Mr. Dellinger served in that role for Premier Bank of Brentwood from 1997 until its sale to BancorpSouth Bank in 2004. He also served in that role for an East Tennessee community bank from 1992 until 1996.

Name (Age)	Executive Officer Since	Positions and Business Experience

Prior to his career in banking, Mr. Dellinger spent 11 years in public accounting. He is a Certified Public Accountant (inactive) in the state of Tennessee and is a member of the Tennessee Society of CPAs and the AICPA.

Mr. Dellinger has participated on several CFO panels for the AICPA and the Tennessee Bankers Association. Mr. Dellinger has also served as an instructor for The Southeastern School of Banking. He served as a director for the Independent Division of the Tennessee Bankers Association for three years. He currently serves as a member of the Tennessee Bankers Association’s Government Relations Committee.

Mr. Dellinger is a member of the Executive Board for the Middle Tennessee Council of the Boy Scouts of America. He also serves on the Finance Committee. Mr. Dellinger is a past member of the Brentwood Rotary Club where he served for 15 years.

		Mr. Dellinger received his bachelor’s degree in business administration with a concentration in accounting from East Tennessee State University and is a graduate of The Southeastern School of Banking.

Louis E. Holloway (67) Chief Operating Officer	2018
Louis E. Holloway is Chief Operating Officer of Reliant Bancorp and Reliant Bank and has over 31 years of experience in the banking industry. Prior to joining Reliant Bancorp and Reliant Bank, Mr. Holloway was the chief executive officer of Community First, Inc. and Community First Bank & Trust, positions he had held since 2012. Before his promotion to chief executive officer, Mr. Holloway served Community First Bank & Trust in various positions, including president, chief credit officer, and chief retail officer. Prior to joining Community First Bank & Trust in 2008, Mr. Holloway served in market development for Bank of America as senior vice president/market president in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business.

Mr. Holloway was appointed to the board of directors of Reliant Bancorp following Reliant Bancorp’s merger with Community First, Inc. on January 1, 2018. Mr. Holloway will retire from the board of directors effective as of the date of the Annual Meeting.

David A. Kowalski (50) Chief Accounting Officer	2020
David A. Kowalski is the Chief Accounting Officer of Reliant Bancorp and Reliant Bank. Mr. Kowalski is a Certified Public Accountant and Certified Financial Services Auditor. Prior to joining the Company in March 2019, Mr. Kowalski served as Director of Financial Operations at Franklin Synergy Bank (Franklin, Tennessee) from June 2018 to March 2019. Previously, he served as Chief Financial Officer of Alternative Capital Funding Solutions (Franklin, Tennessee) from July 2017 to June 2018, Chief Financial Officer of Aerial Development Group from July 2016 to July 2017, Chief Accounting Officer and Corporate

Name (Age)	Executive Officer Since	Positions and Business Experience

Controller of Avenue Bank (Nashville, Tennessee) from June 2014 to June 2016, and Senior Vice President, Finance and Accounting Officer of The Citizens Bank of Logan (Logan, Ohio) prior to joining Avenue Bank.

		Mr. Kowalski is a graduate of the University of Akron with a B.S. in Accounting and a Master of Business Administration in Finance.

Alan L. Mims (59) Chief Credit Officer (Reliant Bank)	2017
Alan L. Mims has over 30 years of community and regional banking experience, primarily in lending. Mr. Mims joined Reliant Bank in 2017 as Chief Risk Officer and was promoted to Chief Credit Officer in 2018. Prior to joining Reliant Bank, he served as Loan Administrator/Chief Credit Officer and Vice Chairman of the Board of Directors at CCB Community Bank in Andalusia, Alabama and Senior Loan Officer at SouthTrust Bank of Covington County, N.A., in Opp, Alabama.

Immediately prior to joining Reliant Bank, Mr. Mims served for six years as Case Manager and Senior Examiner with the Federal Reserve Bank of Atlanta. There, Mr. Mims was commissioned as an Examiner by the Federal Reserve Board of Governors. In addition to leading safety and soundness bank examinations, he was responsible for supervisory activities for a portfolio of community banks across the Federal Reserve’s Sixth District ranging in size from $31 million to $1.2 billion. In a special project encompassing two years, he also led a team of examiners in focused horizontal reviews of commercial real estate (CRE) risk management for banks with concentrations.

Prior to his career in banking, Mr. Mims spent six years in public accounting. He is a certified public accountant in the state of Alabama and is a member of the Alabama Society of CPAs and the AICPA. Mr. Mims received his bachelor’s degree in business administration with a concentration in accounting from Auburn University.

John R. Wilson (63) Chief Loan Officer (Reliant Bank)	2006
John Wilson has over 30 years of community and regional banking experience. Prior to joining Reliant Bank, he launched Cumberland Bank’s entry into the Spring Hill market where he served as community president. Mr. Wilson also held positions at Tennessee National Bank and First National Bank of Lewisburg, which was later acquired by Nations Bank.

Mr. Wilson has served on the board of directors for the Boys & Girls Club of Franklin and Williamson County for over 10 years, during which time he served as the Club’s Treasurer and the Club’s Chairman. Mr. Wilson is a graduate of the Tennessee School of Banking and the Graduate School of Banking of The South, Baton Rouge, Louisiana. He also holds a bachelor’s degree from the University of Tennessee.

Name (Age)	Executive Officer Since	Positions and Business Experience
Kim York (56) Chief Strategy Officer (Reliant Bank)	2020
Kim York is the Chief Strategy Officer of Reliant Bank. Prior to joining Reliant Bank in 2017, Kim worked at Ascend Federal Credit Union where she was the vice president of marketing from 2002 to 2013 and senior vice president and chief marketing officer from 2013 to 2017 when she joined Reliant Bank. As Reliant Bank’s Chief Strategy Officer, Kim is focused on overall strategic growth initiatives, but with a primary focus on data analytics, retail marketing and improving the bank’s digital infrastructure. With more than 20 years of experience, her areas of expertise include branding, culture, traditional and digital channel marketing, and retail administration. Kim is an employee advocate who knows what employees experience in the workplace impacts their behavior with customers. She develops and implements initiatives that help define the bank’s culture while emphasizing social investment and personal enrichment, and she collaborates with stakeholders and customers throughout the organization and community to build closer relationships, strengthen the brand, and increase profitability.

CORPORATE GOVERNANCE
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board determines that it would benefit us and our shareholders.
In this section, we describe the roles and responsibilities of our board and its committees and describe our corporate governance policies, procedures and related-documents. All of our standing board committees have written charters, which can be found on our website (https://www.reliantbank.com) under the tab titled “Investor Relations” followed by the tab titled “Governance Documents.” We will also provide a copy of any committee charter, our Corporate Governance Guidelines or our Code of Ethics and Business Conduct (the “Code of Ethics”) without charge upon written request sent to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer. Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.
Director Independence
Nasdaq rules require that independent directors comprise a majority of our board. In addition, Nasdaq rules, as well as those of the SEC, impose several other requirements with respect to the independence of our directors. Accordingly, our board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our board has affirmatively determined that, with the exception of Messrs. Ard, Holloway, and DeBerry, each of our current directors is an independent director, as defined under the applicable rules. Our board determined that Messrs. Ard and Holloway do not qualify as an independent director because each is an executive officer of the Company and that Mr. DeBerry does not qualify as an independent director because he was an employee of the Company within the last three years.
Board Meetings and Attendance
All of the directors of Reliant Bancorp also serve as directors of Reliant Bank. The Reliant Bank board held 10 meetings during 2019, and the Reliant Bancorp board held 12 meetings in 2019. In 2019, all directors attended at least 75% of the aggregate total number of Reliant Bank and Reliant Bancorp board meetings, and meetings of the Reliant Bank and Reliant Bancorp board committees on which they served (to the extent held during the period for which the director was a member of the board(s) or a member of such board committees). The Company does not have a formal policy for director attendance at annual meetings of shareholders. Last year, nine of the Company’s 13 directors were present at the 2019 annual shareholders’ meeting
In 2019, independent directors met twice in executive session, with no members of management and only independent directors being present. Ms. Edwards, the Lead Independent Director, presides at all executive sessions of independent directors.

Committees of our Board
Our board has the authority to establish committees to perform certain management and administrative functions. During 2019, our board had three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Our board adopted written charters for each of these committees. As necessary, from time to time, special committees may be established by our board to address certain issues. The following table shows the composition of each of the standing committees of our board as of December 31, 2019 and the number of times each committee met during 2019:
Name	Audit	Compensation	Nominating and Corporate Governance
Homayoun Aminmadani			X
Charles Trimble Beasley	X	X*
Robert E. Daniel	X		X*
Sharon H. Edwards	X*
Darrell S. Freeman, Sr.	X	X
James Gilbert Hodges		X
Connie S. McGee		X
Linda E. Rebrovick			X
Ruskin A. Vest			X
Number of Meetings in 2019	7	4	5
*	Committee Chair
Audit Committee
Our Audit Committee currently consists of Ms. Edwards (Committee Chair), Mr. Beasley, Mr. Daniel, Ms. McGee, and Mr. Wallace. Our Audit Committee charter requires that our Audit Committee be comprised entirely of independent directors. The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our board in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent public accounting firm; and reviewing and, if appropriate, approving related-party transactions.
Our board has affirmatively determined that each of Ms. Edwards, Mr. Beasley, Mr. Daniel, Ms. McGee, and Mr. Wallace satisfies the requirements for independence as an audit committee member under our Corporate Governance Guidelines and the rules and regulations of Nasdaq and the SEC. Further, the board has determined that each of Ms. Edwards, Mr. Beasley, Mr. Daniel, Ms. McGee, and Mr. Wallace satisfies the requirements for financial literacy under the rules and regulations of Nasdaq and the SEC, and that Ms. Edwards qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.
Compensation Committee
Our Compensation Committee currently consists of Mr. Freeman (Committee Chair), Mr. Aminmadani, and Mr. Hodges. Our Compensation Committee charter requires that our Compensation Committee be comprised of at least three independent members of the board. The committee is responsible for, among other things, reviewing and approving compensation arrangements with our chief executive officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; establishing an overall compensation philosophy and strategy for the Company’s executive officers; making recommendations to the board regarding our overall equity-based incentive programs; administering a performance review process for Reliant Bancorp’s executives; and periodically reviewing and adopting a strategy for executive succession, recruitment, and retention. In addition, the committee annually reviews corporate objectives relevant to the compensation of our chief executive officer and other executive officers and recommends compensation levels to the board based on this evaluation.

Our board has determined that each member of our Compensation Committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC, and as a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Mr. Daniel (Committee Chair), Mr. Mabry, Ms. Rebrovick, and Mr. Vest. Our Nominating and Corporate Governance Committee charter requires that our Nominating and Corporate Governance Committee be comprised of at least three independent members of the board. The committee is responsible for, among other things, identifying and recommending to our board qualified individuals to become directors; nominating individuals for election or appointment to the board and committees of the board; advising our board with respect to the roles and composition of committees; overseeing the evaluation and performance of our board; assisting our board in establishing and maintaining effective corporate governance practices; annually reviewing and reassessing our Corporate Governance Guidelines and providing recommendations of any proposed changes resulting from such review and assessment to the board for approval; annually evaluating our board and committees and providing recommendations to help them function more effectively; and monitoring Company compliance in the areas of corporate governance pursuant to Nasdaq rules and best practices in order to report and make recommendations to the board with respect to such rules and best practices.
Our board has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
Board and Committee Self and Peer Evaluations
The board conducts annual self and peer evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the board and to determine whether the board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this annual review process. The Nominating and Corporate Governance Committee annually assesses the skills required of the board to support appropriate governance and corporate oversight, and the Nominating and Corporate Governance Committee conducts a board skills assessment as well as self and peer evaluations. The Nominating and Corporate Governance Committee annually reports its findings from the self and peer reviews and other assessments to the full board along with any suggestions and recommendations for board improvement as part of the board’s annual evaluation process.
In addition, each committee reviews annually the qualifications and effectiveness of that committee and its members. Each year the board also reviews the Company’s governance documents and modifies them as appropriate. These documents include the charters for each board committee, our Corporate Governance Guidelines, and our Code of Ethics and other key policies and practices.
The board and each of the board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics with the intention of maintaining full compliance with all applicable corporate governance requirements.
Board Leadership Structure
DeVan D. Ard, Jr. serves as our Chairman, President, and Chief Executive Officer. Sharon H. Edwards serves as our Lead Independent Director. The Lead Independent Director provides leadership to (and reports to) the board of directors focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.
We believe this leadership structure is most appropriate for us because we believe having the chief executive officer serve as chairman fosters an alignment of various Company leadership duties. Additionally, the Company believes that having the person most familiar with all aspects of day-to-day operations lead the board of directors enhances accountability and effectiveness. Reliant Bancorp does not have a formal policy with respect to the separation or combination of the offices of chairman of the board and chief executive officer. Rather, the board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the board with necessary flexibility to adjust to changed circumstances.

Role of the Board in Risk Oversight
Oversight of risk management is a central focus of the board and its committees. The full board regularly receives reports both from committees and from management with respect to the various risks facing the Company and oversees planning and responding to them as appropriate. The Audit Committee currently has primary responsibility for oversight of financial risk and for oversight of the Company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the Audit Committee is required to discuss the Company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The Compensation Committee is chiefly responsible for compensation-related risks. Under its charter, the Compensation Committee must discuss and review the key business and other risks the Company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.
Service Limitations on Other Boards of Directors
Our Corporate Governance Guidelines require that directors must notify the chairman of the board and the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another company’s board of directors. The Nominating and Corporate Governance Committee may consider whether such service may negatively affect the director’s ability to serve on the board. Generally, inside directors and non-employee directors who also serve as chief executive officer of a public company should not serve on more than two other public company boards of directors. All other directors should not serve on more than three other public company boards of directors.
Mandatory Retirement Age for Directors
Our Corporate Governance Guidelines require that an individual may not be appointed or nominated or re-nominated for election to the board if such individual would be age 75 or older at the time of his or her appointment or election to the board. This age limitation should not be construed to imply that the board believes a director should expect to be renominated until he or she reaches this age.
Director Nominations
Overview. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the board. The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders in accordance with the Company bylaws and provides a process for receipt and consideration of any such recommendations. In approving candidates for election as director, the Nominating and Corporate Governance Committee also seeks to ensure that the board and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for Nasdaq-listed issuers.
The Nominating and Corporate Governance Committee regularly assesses the mix of experience, skills, and qualifications currently represented on our board. The Nominating and Corporate Governance Committee annually reviews and, as appropriate, makes recommendations to the board regarding board committee structure, including the creation of additional board committees or the elimination of existing board committee.
Prior to completing its recommendation to the board of nominees for election, the Nominating and Corporate Governance Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the board of the persons who should be nominated, and the board will then determine the nominees after considering the recommendations of the Nominating and Corporate Governance Committee.
Criteria for Director Nominees. Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the board as nominees for director, the Nominating and Corporate Governance Committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the board. The Nominating and Corporate Governance Committee is responsible for reviewing with the board, on an annual basis, the requisite skills and characteristics of new board members as well as the composition of the board as a whole. The Nominating and Corporate Governance Committee annually conducts a director skills assessment and board evaluation processes that the Nominating and Corporate Governance Committee uses to determine skill requirements for new director nominations, assess committee assignments, review the qualifications of incumbent directors to determine whether to recommend them to the board as nominees for re-election, and to facilitate improvement of the effectiveness of the board. This assessment will include members’ qualification as independent under Nasdaq’s listing standards, as well as consideration of diversity, age, skills, and experience in the context of the needs of the board. These factors are subject to change from time to time.
Procedure to be Followed by Shareholders. On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the board). Shareholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described below under “—Communications with the Board and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating and Corporate Governance Committee in its sole discretion.
Shareholder nominations must be made according to the procedures required under our bylaws and described in this Proxy Statement under the heading “Additional Information — Shareholder Proposals for Next Year’s Annual Meeting of Shareholders” The Nominating and Corporate Governance Committee strives to evaluate all prospective nominees to the board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating and Corporate Governance Committee, another board member or members of management. However, the Nominating and Corporate Governance Committee may request additional information in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating and Corporate Governance Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full board.
Independent Compensation Consultant
To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain, and to delegate the authority to retain, outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2019, the Compensation Committee engaged Matthews, Young and Associates, Inc. (“Matthews Young”) until the Compensation Committee hired Blanchard Consulting Group (“Blanchard” and, collectively, with Mathews Young, the “Compensation Consultants”) in the third quarter of 2019 as its independent compensation consultant to review of the Company’s executive compensation program. The Compensation Committee also may from time to time request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the Compensation Committee in its work. In this regard, the Compensation Committee has the authority to retain compensation and benefits consultants and legal counsel to assist the committee in fulfilling its responsibilities.
The Compensation Committee evaluates its compensation consultant annually to determine its independence. The Compensation Committee has determined that no conflicts of interest exist with respect to the Compensation Consultants’ consulting services for 2019. The factors considered by the Compensation Committee in conducting this analysis are as follows:
•	The provision of other services to us by the Compensation Consultants, if any.
•	The amount of fees received from us by the Compensation Consultants as a percentage of the Compensation Consultants’ total revenue.
•	The policies and procedures of the Compensation Consultants that are designed to prevent conflicts of interest.

•	Any business or personal relationship of the Compensation Consultants or their consultants with a member of the Compensation Committee.
•	Any stock of the Company owned by consultants of the Compensation Consultants.
•	Any business or personal relationship of the Compensation Consultants or their consultants with any of our executive officers.
Corporate Governance Guidelines
Our board has adopted Corporate Governance Guidelines, which, in conjunction with our committee charters, set forth the framework within which our board, assisted by board committees, directs the affairs of the Company. Our Corporate Governance Guidelines address, among other things, the composition and functions of our board, director independence, compensation of directors, management succession and review, board committees, board and committee evaluation processes and selection of new directors. The board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” regarding corporate governance.
Code of Ethics
Our board has adopted the Code of Ethics, which contains provisions consistent with the SEC’s description of a code of ethics and applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that Reliant Bancorp files with the SEC and other public communications by Reliant Bancorp; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Ethics; and (5) establish accountability for adherence to the Code of Ethics. We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website (https://www.reliantbank.com), as well as any other means required by the SEC and Nasdaq.
Communications with the Board and Committees
We have established procedures for our shareholders to communicate directly with our board of directors or with a committee of the board of directors. Shareholders may communicate with our board of directors, or with a committee of the board of directors, by mail by writing to:
Board of Directors/Applicable Committee
Reliant Bancorp, Inc.
c/o Corporate Secretary
6100 Tower Circle, Suite 120
Franklin, Tennessee 37067
Our Corporate Secretary is responsible for receiving, reviewing, and processing all such shareholder communications in accordance with procedures established by our board of directors and approved by a majority of the independent directors on the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Banking Transactions
Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more. These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us. Further, such loans are and will be subject to the policies and procedures regarding related -party transactions discussed below, and they do not present us with more than the normal risk of uncollectability or other unfavorable characteristics.
Transactions with Related Persons
During fiscal year 2019, we employed a family member related to Mr. Dellinger. For fiscal year 2019, we paid the family member aggregate compensation of approximately $136,000.
Related Person Transaction Policy
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors, and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
Related party transactions are governed by our Code of Ethics, which generally applies to all officers, directors, and employees. The Code of Ethics covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing, and related party transactions. A waiver of a provision of the Code of Ethics must be requested whenever there is a reasonable likelihood that a contemplated action will violate the Code of Ethics. If the request under consideration relates to a Company leadership team member or director, the determination with respect to the waiver will be made by the board, in consultation with external legal counsel as the board deems appropriate. If the request under consideration relates to any other person, the determination will be made by the President and Chief Executive Officer of the Company. Waivers to the Code of Ethics will not be granted except under extraordinary circumstances. We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website (https://www.reliantbank.com), as well as any other means required by the SEC and Nasdaq.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of April 6, 2020 for (i) each director and director nominee, (ii) the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K), (iii) the Company’s directors and executive officers as a group, and (iv) each holder of more than 5.0% of the Company’s common stock. Unless otherwise indicated, the mailing address for each beneficial owner is c/o Reliant Bancorp, Inc., 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027.
Name	Number of Shares of Common Stock Directly or Indirectly Owned	Right to Acquire(1)	Total Number of Shares of Common Stock Beneficially Owned	% of Class Beneficially Owned as of April 6, 2020(2)
Directors, Nominees, and Named Executive Officers
Homayoun (Homey) Aminmadani	281,709	—	281,709	2.4
DeVan D. Ard, Jr.	77,127	7,600	84,727	*
Charles Trimble (Trim) Beasley	20,756	—	20,756	*
Robert E. (Brown) Daniel(3)	177,276	—	177,276	1.5
William Ronald (Ron) DeBerry(4)	110,168	11,500	121,668	1.0
J. Daniel Dellinger(5)	49,841	8,221	58,062	*
Sharon H. Edwards	13,500	—	13,500	*
Darrell S. Freeman, Sr.	76,051	—	76,051	*
James (Jim) Gilbert Hodges	6,345	—	6,345	*
Louis E. Holloway(6)	35,090	600	35,690	*
William Lawson Mabry(7)	138,923	—	138,923	1.2
Connie S. McGee	—	—	—	—
Alan L. Mims	4,358	400	4,758	*
Linda E. Rebrovick	—	—	—	—
Ruskin (Rusty) A. Vest	267,111	—	267,111	2.3
Michael E. Wallace	76,205	—	76,205	*
John R. Wilson	25,543	5,400	30,943	*

All current directors and executive officers as a group (20 persons)(8)	1,411,896	34,321	1,446,217	12.3

Persons known to the Company to be the beneficial owner of more than 5.0% of the Company’s common stock

RMB Capital Management, LLC(9)	992,251	—	992,251	8.5
*	Less than 1%
(1)	Includes shares that may be acquired within the next 60 days as of April 6, 2020, by exercising vested stock options.
(2)
For each individual, this percentage is determined by assuming the named person exercises all stock options which he or she has the right to exercise within 60 days of April 6, 2020, but that no other persons exercise any stock options. For the current directors and executive officers as a group, the percentage is determined by assuming that each current director or executive officer exercises all stock options which he or she has the right to exercise within 60 days of April 6, 2020, but that no other persons exercise any stock options. The calculations are based on 11,718,632 shares of Reliant Bancorp common stock outstanding on April 6, 2020.

(3)	Includes 16,015 shares held by Mr. Daniel’s spouse.
(4)	Includes 20,300 shares and 4,000 stock options held by Mr. DeBerry’s spouse.
(5)	Includes 13,647 shares and 3,021 stock options held by Mr. Dellinger’s spouse.
(6)	Retiring from the board of directors effective as of the date of the Annual Meeting.
(7)
Includes 14,274 shares held by Mr. Mabry’s spouse, 15,093 shares held by a trust for the benefit of Mr. Mabry’s son, 13,689 shares held by a trust for the benefit of Mr. Mabry’s daughter, 1,793 shares held by Mr. Mabry’s son, and 1,793 shares held by Mr. Mabry’s daughter.

(8)
As of April 6, 2020, the following individuals have pledged the following amounts of shares of the Company’s common stock that they beneficially own to secure lines of credit or other indebtedness: Mr. Ard: 36,585 shares; Mr. Dellinger: 24,175 shares; and Mr. Wilson: 6,054 shares.

(9)
This information is derived from the Schedule 13G/A filed with the SEC on February 14, 2020, by RMB Capital Holdings, LLC. Richard M. Burridge is a manager of RMB Capital Holdings, LLC. RMB Capital Holdings, LLC is the manager of RMB Capital Management, LLC. RMB Capital Management, LLC and RMB Capital Holdings, LLC are managers of RMB Mendon Managers, LLC. RMB Capital Holdings, LLC, RMB Capital Management, LLC, Mendon Capital Advisors Corp., and/or RMB Mendon Managers, LLC, or entities affiliated with such entities, may own additional shares of Reliant Bancorp common stock of which Reliant Bancorp is unaware. The address for each of RMB Capital Holdings, LLC, RMB Capital Management, LLC, Mendon Capital Advisors Corp., and RMB Mendon Managers, LLC is 115 S. LaSalle Street, 34th Floor, Chicago, Illinois 60603.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) with respect to the period from January 1, 2019 through December 31, 2019 were filed in a timely manner.

THE COMPANY’S QUALIFIED RETIREMENT PLAN AND LONG-TERM EQUITY PLANS
401(k) Plan and Other Benefits
Reliant Bank has established the Reliant Bank 401(k) Plan pursuant to which it makes matching and discretionary contributions on behalf of each of our executive officers. Reliant Bank also maintains and pays premiums on behalf of each executive officer under a life insurance plan and provides partial payment of premiums for medical benefits if the executive officer so elects. Our employees, including our executive officers, generally are eligible to purchase our common stock through after-tax payroll deductions at a 15% discount through our Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan.
2011 Stock Option Plan
Background and Purpose. On April 28, 2011, Reliant Bancorp (f/k/a Commerce Union Bancshares, Inc.) adopted the Commerce Union Bancshares, Inc. Stock Option Plan for directors and management and employees of Reliant Bancorp and Commerce Union Bank, and on March 10, 2015, the shareholders of Reliant Bancorp approved the Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan (as amended and restated, the “2011 Stock Option Plan”). The 2011 Stock Option Plan permits the grant of awards with respect to up to 1,250,000 shares of Reliant Bancorp common stock in the form of stock options. The 2011 Stock Option Plan was established to advance the interests of Reliant Bancorp shareholders by offering management and employees of Reliant Bancorp and Reliant Bank a flexible means of compensation and motivation for outstanding performance and by offering directors and organizers a grant of equity for furthering the growth and profitability of each entity. The 2011 Stock Option Plan will continue to remain in effect until March 23, 2021; however, it is the intention of the Company that no new grants will be made under the 2011 Stock Option Plan.
Eligibility. Any employee or director of Reliant Bancorp or Reliant Bank who is selected by the board of directors of Reliant Bancorp is eligible to receive grants under the 2011 Stock Option Plan. Only employees can receive grants of incentive stock options.
Administration. The 2011 Stock Option Plan is administered by the board of directors of Reliant Bancorp. The board of directors has the power to interpret the 2011 Stock Option Plan and to determine the type and amount of grants, the terms and conditions of the grants and the terms of agreements that will be entered into with the personnel receiving grants. Additionally, the board of directors has the power to amend any outstanding awards of options to the extent it deems appropriate, provided that the individual grantee’s consent is required if the amendment is adverse to the grantee’s interests. The board of directors has the power to make rules and guidelines for carrying out the 2011 Stock Option Plan and any interpretation by the board of directors of the terms and provisions of the 2011 Stock Option Plan are final and binding.
Types of Awards. Stock options are rights to purchase a specified number of shares of common stock at a price fixed by the board of directors. Each option must be represented by an award agreement identifying the option as either an “incentive stock option,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “non-qualified stock option,” which does not satisfy the conditions of Section 422 of the Code. The award agreement also must specify the number of shares of common stock that may be issued upon exercise of the option and set forth the exercise price of the option. The exercise price for options that qualify as incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant. The option exercise price may be satisfied in cash or check payable to the order of Reliant Bancorp. Options have a maximum term of 10 years from the date of grant. The board of directors has broad discretion to determine the terms and conditions upon which options may be exercised, and the board of directors may determine to include additional terms in the award agreements.
Transferability. No options under the 2011 Stock Option Plan are transferable other than by will or the laws of descent and distribution.
Amendment and Termination. The board of directors may amend, alter, suspend or terminate the 2011 Stock Option Plan at any time. Any amendment to the plan must be approved by the Company’s shareholders to the extent such approval is required by the terms of the 2011 Stock Option Plan, the rules and regulations of the SEC, or the rules and regulations of any exchange upon which Reliant Bancorp’s stock is listed. However, no amendment, alteration, suspension or termination of the plan may impair the rights of any participant, unless mutually agreed to in writing by the participant and the board of directors.

Adjustments upon Change in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into stock, combination of shares, merger, consolidation or any other change in the corporate structure of Reliant Bancorp affecting any shares of stock, or a sale by Reliant Bancorp of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, the board of directors is to make appropriate adjustments in the period of time in which non-qualified stock options may be exercised, the number and kind of shares authorized, and any adjustments in outstanding grants of options as deemed appropriate to maintain equivalent value, provided that adjustments to incentive stock options must meet the requirements of Code Sections 422 and 424.
Change in Control. If an event constituting a “change in control” (as defined in the 2011 Stock Option Plan) occurs, the outstanding options under the 2011 Stock Option Plan will continue to vest in accordance with the vesting schedule set forth in the option holder’s stock option agreement and continue to be exercisable in accordance with the terms set forth in the option holder’s stock option agreement.
2015 Equity Incentive Plan
General. On April 23, 2015, the board of directors adopted, and the Reliant Bancorp shareholders later approved at the 2015 annual meeting of Reliant Bancorp shareholders, the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The purpose of the 2015 Plan is to promote the Company’s interests by attracting and retaining employees through performance-related incentives to achieve long-range performance goals, enabling employees to participate in the financial success of the Company, encouraging ownership of Company stock by employees, and linking employees’ compensation to the long-term interests of the Company and its shareholders. Additionally, the 2015 Plan provides for compensation for directors of Reliant Bancorp and its subsidiaries for their service as members of these companies’ boards of directors. The 2015 Plan provides for incentive stock options, non-qualified stock options, restricted stock grants, performance-based cash and equity awards and other stock and stock-based awards.
Plan Term. The 2015 Plan’s term commenced upon shareholder approval at the 2015 annual shareholders’ meeting held on June 18, 2015 and will terminate on June 18, 2025 (subject to early termination as described in the 2015 Plan).
Administration. The 2015 Plan is administered by a committee of the board, which the board has designated as the Compensation Committee. Subject to the express provisions of the 2015 Plan, the Compensation Committee is authorized to construe and interpret the 2015 Plan and make all the determinations necessary or advisable for administration of the 2015 Plan.
Eligible Participants. The 2015 Plan provides that all directors and employees of Reliant Bancorp and its affiliated companies and subsidiaries are eligible to receive grants of stock options, restricted stock, performance-based cash and equity awards and other stock and stock-based awards.
Shares Subject to the 2015 Plan. The 2015 Plan provides for the grant of options to purchase and/or stock-based awards of up to 900,000 shares of Reliant Bancorp’s common stock.
Incentive and Non-Qualified Stock Options. The 2015 Plan provides for the grant of both incentive stock options and non-qualified options. Incentive stock options are available only to persons who are employees of Reliant Bancorp or its subsidiaries, and are subject to limitations imposed by applicable sections of Code, including a $100,000 limit on the aggregate fair market value of shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2015 Plan and all other plans of Reliant Bancorp). Any options granted under the 2015 Plan which do not meet the requirements for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified”. Subject to the foregoing and other limitations set forth in the 2015 Plan, the exercise price, the permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the Compensation Committee; however, the per share exercise price of any option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant of the option.
Restricted Stock Grants. The 2015 Plan provides that the Compensation Committee may grant restricted stock to employees or directors. Restricted stock grants consist of shares of common stock granted to a participant subject to certain restrictions against disposition and certain obligations to forfeit such shares to the Company.

Performance-Based Awards. The Compensation Committee may grant performance-based awards under the 2015 Plan. Generally, the performance goals measure performance of the Company or our subsidiaries or business units of our Company within the performance period based on one or more of the following: (1) earnings or book value per share; (2) earnings before interest, taxes, depreciation and/or amortization, (3) return on equity, assets, capital, capital employed or investment; (4) operating income or profit; (5) operating efficiencies; (6) the ratio of criticized/classified assets to capital; (7) allowance for loan and lease losses; (8) the ratio of non-performing assets to total assets; (9) the ratio of past due loans greater than 90 days and non-accruals to total loans; (10) the ratio of net charge-offs to average loans; (11) after-tax operating income; (12) cash flows; (13) total revenues or revenues per employee; (14) stock price or total shareholder return; (15) growth in loans, margins and/or deposits; (16) dividends; or (17) meeting specified revenue or expense targets; business, market and branch network expansion goals; and goals related to acquisitions or divestitures. With respect to any covered officer, the maximum number of shares that may be granted as performance awards in each year of the performance period is 90,000 and the maximum amount of any cash award may not exceed $200,000 in each year of the performance period.
Other Awards. Under the 2015 Plan, the Compensation Committee also has broad authority to make other awards of common stock or awards denominated or payable in whole or in part by reference to, or otherwise based on or related to, common stock (such as, for example, awards of restricted stock units (“RSUs”)), so long as such awards are consistent with the purposes of the 2015 Plan.
Adjustment Provision. In the event that the Company declares dividends of cash or stock, recapitalizes, splits its stock, reorganizes, merges, consolidates, issues warrants or other rights to purchase Company stock, or engages in certain other corporate transactions, then the 2015 Plan gives the Compensation Committee the ability to adjust the number of shares with respect to which awards may be granted under the 2015 Plan, the number of shares subject to outstanding awards under the 2015 Plan, and to make certain other adjustments to awards under the 2015 Plan.
Award Agreements. At the time an award is made, the Company and the participant enter into an agreement (an “award agreement”) setting forth the terms of the award and such other matters as the Compensation Committee determines to be appropriate. The terms and provisions of award agreements need not be identical, and the Compensation Committee may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the 2015 Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the 2015 Plan (as adjusted from time to time in accordance with the provisions of the 2015 Plan).
Compensation Philosophy
Reliant Bancorp’s overall executive compensation philosophy is to align its compensation program with optimizing shareholder value. To that end, the program is designed to recognize superior operating performance and to attract, retain, and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the Compensation Committee is guided by the following objectives when administering the Company’s overall compensation program:
•	Attract and retain highly qualified executives who portray the Company’s culture and values;
•	Motivate executives to provide excellent leadership and achieve the Company’s goals;
•	Provide substantial performance-related incentive compensation that is aligned with the Company’s strategies and directly tied to meeting specific Company and market objectives;
•	Strongly link the interests of the executives to the value derived by the Company’s shareholders from owning the Company’s common stock; and
•	Be fair, ethical, transparent, and accountable in setting and disclosing executive compensation.

In furtherance of these objectives, the following considerations underlie the Compensation Committee’s determinations with respect to the following principal elements of compensation for the Company’s named executive officers:
Base Salary:	Individual salary determinations are based upon the executive’s job assignment, qualifications, behaviors, cultural adherence, and performance.

Annual Cash Incentives:	Executives have a portion of their total cash compensation at risk and contingent upon meeting key Company and market objectives.

Cash Bonuses:
Executives are eligible for additional cash compensation in the form of bonuses (distinct from annual cash incentives) which recognize significant achievements and contributions to the Company’s success that are not captured under our annual incentive plan.

Long-Term Equity-Based Awards:	Executives who are critical to the Company’s long-term success participate in long-term incentive opportunities that link a portion of their total compensation to increasing shareholder value.

Retirement Plans and Other Benefits:	Executives participate in the Company’s benefit programs, such as health insurance, 401(k) plan, vacation, and life insurance, at a level consistent with policy, prevailing law and current regulation.
Total compensation is intended to correlate to the Company’s ability to grow earning assets, which in turn enhances the Company’s growth in shareholder value. The Compensation Committee did not use competitive salary surveys to determine or measure the total compensation of the Company’s named executive officers. However, the Company’s compensation consultant has provided the Compensation Committee with a report on market levels for executive and officer salaries. A portion of each named executive officer’s total compensation consists of cash payments, including base salary and/or annual cash incentive awards.

Compensation of NAMED Executive Officers AND Directors
Summary Compensation Table and Narrative for Fiscal Year 2019
Under rules established by the SEC, Reliant Bancorp is required to provide certain data and information regarding the compensation and benefits awarded to, earned by, or paid to all persons who served as its principal executive officer during 2019 and its two most highly compensated executive officers other than its principal executive officer who were serving as executive officers as of December 31, 2019 (the “named executive officers”). The disclosure requirements include the use of tables and narrative discussion of any material factors necessary to an understanding of the information disclosed in the tables. The summary compensation table below sets forth certain elements of compensation for the named executive officers for the periods indicated.
Name and Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Non-qualified deferred compensation earnings ($)	All other Compensation ($)(3)	Total ($)
DeVan D. Ard, Jr., President and Chief Executive Officer	2019	451,000	—	128,150	37,292	123,865	—	44,562	784,869
	2018	410,000	—	126,000	30,992	136,877	—	43,590	747,459
Louis E. Holloway, Chief Operating Officer	2019	307,914	—	46,600	13,561	70,950	—	36,810	475,835
	2018	300,000	—	84,000	20,661	82,661	—	33,440	520,762
John R. Wilson, Chief Loan Officer	2019	310,000	—	69,900	20,341	70,950	—	47,778	518,969
	2018	270,000	—	84,000	20,661	74,395	—	46,484	495,540
(1)
Grant date fair value of stock, RSUs (convert into common stock on a one-for-one basis), and option awards granted during the years shown. The assumptions made in calculating these values are disclosed in Note 14 (Stock-Based Compensation) to our Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

(2)	The amounts listed in this column reflect the dollar amounts of annual cash incentive awards paid to our named executive officers.
(3)	The table below itemizes the amounts shown in the column labeled “All Other Compensation” for 2019 and 2018:
Name	Year	401(k) Match ($)	Auto Allowance ($)	Bank- Owned Automobile ($)(1)	Cell Phone ($)	Stock Dividends ($)	Club Dues ($)	Executive Supplemental LTD ($)	Executive Supplemental LTC ($)	HSA Contributions ($)
DeVan D. Ard, Jr.	2019	16,800	—	15,255	1,200	2,475	830	3,267	3,735	1,000
	2018	16,500	—	14,962	1,200	3,110	830	3,491	3,497	—
Louis E. Holloway	2019	16,800	18,000	—	1,200	810	—	—	—	—
	2018	14,000	18,000	—	1,200	240	—	—	—	—
John R. Wilson	2019	16,800	18,000	—	1,200	1,800	—	6,615	2,613	750
	2018	15,830	18,000	—	1,200	1,880	—	7,123	2,451	—
(1)
We provide Mr. Ard with an automobile owned by the Bank for both business and his personal use. The amounts presented reflect the aggregate incremental cost of this perquisite. We determine aggregate incremental cost by calculating the assumed annual lease value of the automobile, consistent with applicable Treasury Regulations, multiplied by the percentage of total use estimated to be attributable to Mr. Ard’s personal use of the automobile.

Outstanding Equity Awards at Fiscal Year End
The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the individuals named in the Summary Compensation Table as of December 31, 2019, as well as the related exercise prices and expiration dates. Options are granted pursuant to the 2011 Stock Option Plan or the 2015 Plan. The table also shows the number of shares of restricted stock and RSUs granted to the individuals named in the Summary Compensation Table that had not vested as of December 31, 2019, as well as the market value of those shares as of December 31, 2019.
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
DeVan D. Ard, Jr.	4,000	1,000	—	13.65	07/23/25	13,000	289,120	—	—
	1,500	1,000	—	15.24	07/26/26	—	—	—	—
	1,200	1,800	—	24.49	07/31/27	—	—	—	—
	900	3,600	—	28.00	07/24/28	—	—	—	—
	—	5,500	—	23.30	07/23/29	—	—	—	—
Louis E. Holloway	600	2,400	—	28.00	07/24/28	5,000	111,200	—	—
	—	2,000	—	23.30	07/23/29	—	—	—	—
John R. Wilson	3,200	800	—	13.65	07/23/25	9,000	200,160	—	—
	1,200	800	—	15.24	07/26/26	—	—	—	—
	400	600	—	24.49	07/31/27	—	—	—	—
	600	2,400	—	28.00	07/24/28	—	—	—	—
	—	3,000	—	23.30	07/23/29	—	—	—	—
(1)	The table below details the vesting dates of unvested stock options held by the named executive officers at December 31, 2019.
Grant Date and Number of Unvested Stock Options	Vesting Dates
Grant Date: July 23, 2015 Unvested Stock Options: Ard: 1,000 Wilson: 800	Unvested options generally will vest in one remaining equal installment on July 23, 2020
Grant Date: July 26, 2016 Unvested Stock Options: Ard: 1,000 Wilson: 800	Unvested options generally will vest in two remaining equal installments on July 26, 2020 and July 26, 2021
Grant Date: July 31, 2017 Unvested Stock Options: Ard: 1,800 Wilson: 600	Unvested options generally will vest in three remaining equal installments on July 31, 2020, July 31, 2021, and July 31, 2022
Grant Date: July 24, 2018 Unvested Stock Options: Ard: 3,600 Holloway: 2,400 Wilson: 2,400	Unvested options generally will vest in four equal installments on July 24, 2020, July 24, 2021, July 24, 2022, and July 24, 2023
Grant Date: July 23, 2019 Unvested Stock Options: Ard: 5,500 Holloway: 2,000 Wilson: 3,000	Unvested options generally will vest in five equal installments on July 23, 2020, July 23, 2021, July 23, 2022, July 23, 2023, and July 23, 2024

(2)	The table below details the vesting dates of unvested shares of restricted stock and RSUs held by the named executive officers at December 31, 2019.
Grant Date and Number of Unvested Shares of Restricted Stock and RSUs	Vesting Dates
Grant Date: July 31, 2017 Unvested Shares: Ard: 3,000 Wilson: 3,000	Unvested shares generally will vest in full on July 31, 2020, the third anniversary of the grant date
Grant Date: July 24, 2018 Unvested Shares: Ard: 4,500 Holloway: 3,000 Wilson: 3,000	Unvested shares generally will vest in full on July 24, 2021, the third anniversary of the grant date
Grant Date: July 23, 2019 Unvested RSUs: Ard: 5,500 Holloway: 2,000 Wilson: 3,000	Unvested RSUs generally will vest in full on July 23, 2022, the third anniversary of the grant date
(3)	Based on the closing price for Reliant Bancorp common stock of $22.24 on December 31, 2019, which was the last trading day of the fiscal year.
Employment Agreements
DeVan D. Ard, Jr.
Mr. Ard is party to an employment agreement with Reliant Bancorp and Reliant Bank dated April 15, 2018. Mr. Ard’s employment agreement provides for a two-year term which extends annually for an additional one-year period (such that the remaining term of the employment agreement at the time of such extension will be two years), unless terminated in advance of any such extension by Reliant Bancorp and Reliant Bank or Mr. Ard. The employment agreement provides for an initial annual base salary of $410,000 (which is subject to review and adjustment at least annually by the Compensation Committee) and provides that Mr. Ard is eligible to receive annual incentive compensation as determined by, and based on performance measures established by, the board of directors. Mr. Ard’s annual base salary for 2020 is $500,000.
If Mr. Ard’s employment is terminated by Reliant Bancorp and Reliant Bank without cause (as defined in the employment agreement) or by Mr. Ard for good reason (as defined in the employment agreement) during the term of the employment agreement (and not within 12 months following a change in control (as defined in the employment agreement)), he will be entitled to severance benefits equal to one times his annual base salary as of the date of termination. Additionally, Reliant Bancorp and Reliant Bank will pay for health insurance continuation coverage for Mr. Ard and his dependents for up to 12 months. If, within 12 months following a change in control, Mr. Ard’s employment is terminated by Reliant Bancorp and Reliant Bank (or their successors) without cause or by Mr. Ard for good reason, he will be entitled to receive severance benefits equal to two times his annual base salary as of the date of termination, as well as health insurance continuation coverage for himself and his dependents for up to 18 months, with such coverage to be paid for by Reliant Bancorp and Reliant Bank (or their successors).
Louis E. Holloway
Mr. Holloway is party to an employment agreement with Reliant Bancorp and Reliant Bank dated April 15, 2018. Mr. Holloway’s employment agreement provides for a two-year term which extends annually for an additional one-year period (such that the remaining term of the employment agreement at the time of such extension will be two years), unless terminated in advance of any such extension by Reliant Bancorp and Reliant Bank or Mr. Holloway. The employment agreement provides for an initial annual base salary of $300,000 (which is subject to review and adjustment at least annually by the Compensation Committee) and provides that Mr. Holloway is eligible to receive annual incentive compensation as determined by, and based on performance measures established by, the board of directors. Mr. Holloway’s annual base salary for 2020 is $315,000.
If Mr. Holloway’s employment is terminated by Reliant Bancorp and Reliant Bank without cause (as defined in the employment agreement) or by Mr. Holloway for good reason (as defined in the employment agreement) during the term of the employment agreement (and not within 12 months following a change in control (as defined in the employment agreement)), he will be entitled to severance benefits equal to one times his annual base salary as of the date of termination. Additionally, Reliant Bancorp and Reliant Bank will pay for health insurance continuation coverage for Mr. Holloway and his dependents for up to 12 months. If, within 12 months following a change in control, Mr. Holloway’s employment is terminated by Reliant Bancorp and Reliant Bank (or their successors) without cause or by Mr. Holloway for good reason, he will be entitled to receive severance benefits equal to two times his annual base salary as of the date of termination, as well as health insurance continuation coverage for himself and his dependents for up to 18 months, with such coverage to be paid for by Reliant Bancorp and Reliant Bank (or their successors).
John R. Wilson
Mr. Wilson is party to an employment agreement with Reliant Bank dated April 15, 2018. Mr. Wilson’s employment agreement provides for a two-year term which extends annually for an additional one-year period (such that the remaining term of the employment agreement at the time of such extension will be two years), unless terminated in advance of any such extension by Reliant Bank or Mr. Wilson. The employment agreement provides for an initial annual base salary of $270,000 (which is subject to review and adjustment at least annually by the Compensation Committee) and provides that Mr. Wilson is eligible to receive annual incentive compensation as determined by, and based on performance measures established by, the board of directors. Mr. Wilson’s annual base salary for 2020 is 335,000.
If Mr. Wilson’s employment is terminated by Reliant Bank without cause (as defined in the employment agreement) or by Mr. Wilson for good reason (as defined in the employment agreement) during the term of the employment agreement (and not within 12 months following a change in control (as defined in the employment agreement)), he will be entitled to severance benefits equal to one times his annual base salary as of the date of termination. Additionally, Reliant Bank will pay for health insurance continuation coverage for Mr. Wilson and his dependents for up to 12 months. If, within 12 months following a change in control, Mr. Wilson’s employment is terminated by Reliant Bank (or its successor) without cause or by Mr. Wilson for good reason, he will be entitled to receive severance benefits equal to two times his annual base salary as of the date of termination, as well as health insurance continuation coverage for himself and his dependents for up to 18 months, with such coverage to be paid for by Reliant Bank (or its successor).
General Provisions
Each of the employment agreements described above contains covenants relating to non-solicitation of customers and employees which apply for 12 months following the termination of the executive’s employment. Additionally, each of the employment agreements contains covenants restricting the executive’s ability to affiliate with any person or group of persons proposing to establish a new bank or other financial institution for 12 months following the termination of the executive’s employment. Further, each of the employment agreements provides that the executive is entitled to certain perquisites and employee benefits generally made available to Reliant Bancorp and/or Reliant Bank executive officers.
2019 Director Compensation
In 2019, each member of the Reliant Bancorp board of directors also served as a member of the Reliant Bank board of directors. Each non-employee member of the Reliant Bancorp and Reliant Bank boards of directors received a combined annual retainer for his or her service on the boards. For 2019, the annual retainer was $30,000 per year. During 2019, each non-employee member of the Reliant Bancorp board was granted 650 RSUs vesting on the one-year anniversary of the date of grant. Reliant Bancorp’s Lead Independent Director received an additional annual retainer of $10,000. The chair of the Nominating and Corporate Governance Committee received an additional annual retainer of $4,000, the chair of the Audit Committee received an additional annual retainer of $12,000, the chair of the Compensation Committee received an additional annual retainer of $4,000, and the chair of the executive committee received an additional retainer of $4,000. Each of the other voting members of the Nominating and Corporate Governance Committee received an additional annual retainer of $3,000, each of the other voting members of the audit committee received an additional annual retainer of $6,000, and each of the other voting members of the Compensation Committee received an additional annual retainer of $3,000, in each case for his or her committee service. Non-employee members of the executive committee received an additional annual retainer of $3,000. Executive officers serving on the boards or committees thereof are not compensated for board or committee service.
The table below includes fees payable to Reliant Bancorp board members for service on the Reliant Bank board and board committees. The non-employee voting members of Reliant Bank’s board loan committee received an annual retainer of $4,000. The non-employee voting members of Reliant Bank’s ALCO committee received an annual retainer of $1,600.

The following is a summary of the compensation payable by Reliant Bancorp to its non-employee directors for the fiscal year ended 2019.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Homayoun (Homey) Aminmadani	36,600	15,145(2)	—	—	—	—	51,745
Charles Trimble (Trim) Beasley	41,500	15,145(2)	—	—	—	—	56,645
John Lewis Bourne(3)	15,500	11,205(5)	—	—	—	—	26,705
Robert E. (Brown) Daniel	41,500	15,145(2)	—	—	—	—	56,645
William Ronald (Ron) DeBerry	33,600	15,145(2)	—	—	—	—	48,745
Sharon H. Edwards	53,500	15,145(2)	—	—	—	—	68,645
Farzin Ferdowsi(4)	10,900	11,205(5)	—	—	—	—	22,105
Darrell S. Freeman, Sr.	41,000	15,145(2)	—	—	—	—	56,145
James (Jim) Gilbert Hodges	32,000	15,145(2)	—	—	—	—	47,145
James R. Kelley(3)	15,500	11,205(5)	—	—	—	—	26,705
Connie S. McGee	16,500	15,145(2)	—	—	—	—	31,645
Linda E. Rebrovick	16,500	15,145(2)	—	—	—	—	31,645
Don Richard Sloan(3)	18,500	11,205(5)	—	—	—	—	29,705
Ruskin (Rusty) A. Vest	35,000	15,145(2)	—	—	—	—	50,145
(1)
Employee-directors DeVan D. Ard, Jr., our Chairman, President, and Chief Executive Officer, and Louis E. Holloway, our Chief Operating Officer, who are not listed, are not separately compensated for their service on the boards of directors of Reliant Bancorp and Reliant Bank. In addition, Messrs. Mabry and Wallace are not included in the above table as they were appointed to the boards of directors of Reliant Bancorp and Reliant Bank on April 1, 2020.

(2)
On July 23, 2019, the grant date, all non-employee members of the Reliant Bancorp board as of the grant date were granted 650 RSUs vesting on the one-year anniversary of the date of grant. Each award vests in full on the one-year anniversary of the date of grant. The compensation figures presented reflect a grant date fair value of $23.30 per share. No other stock awards were outstanding to non-employee directors as of December 31, 2019.

(3)	Retired from the board effective May 23, 2019.
(4)	Mr. Ferdowsi retired from the board effective March 1, 2019.
(5)
In connection with Messrs. Bourne, Ferdowsi, Kelley, and Sloan retiring as members of the Reliant Bancorp board of directors, each received a stock award of 500 shares of Reliant Bancorp common stock on April 22, 2019. The compensation figures presented reflect a grant date fair value of $22.41 per share.

2020 Director Compensation
The 2019 director compensation structure will be carried forward to 2020 (including the combined annual retainer of $30,000 per year), but is subject to adjustment as the board sees fit in conjunction with the advice of the Compensation Committee and its independent consultant.
AUDIT COMMITTEE REPORT
The Audit Committee consists entirely of non-employee directors all of whom have been determined by the board of directors to qualify as independent directors as defined in Section 10A of the Exchange Act and pursuant to the rules and regulations of Nasdaq and the SEC. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee’s charter is evaluated annually to ensure compliance with SEC rules and regulations and Nasdaq listing standards and was last revised on January 22, 2020. A copy of the Audit Committee’s charter is available on our website (https://www.reliantbank.com) under the tab titled “Investor Relations” followed by the tab titled “Governance Documents.”
The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the board of directors. In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2019 with management and with the Company’s independent registered public accountants. The Audit Committee considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with Maggart & Associates, P.C., the Company’s independent registered public accountants.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence and has concluded that its provision of such non-audit services is compatible with the auditors’ independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Submitted by the Audit Committee* of the Board of Directors:

Sharon H. Edwards (Chair)
Charles Trimble Beasley
Robert E. Daniel
Connie S. McGee (appointed in January 2020)
Michael E. Wallace (appointed in April 2020)
*	Darrell S. Freeman, Sr. was a member of the Audit Committee until January 2020.
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

PROPOSAl 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
The Audit Committee has selected Maggart & Associates, P.C. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Maggart & Associates, P.C. has served as our independent registered public accounting firm since its appointment in 2006. A representative of Maggart & Associates, P.C. is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Fees
The following table presents the aggregate fees billed to Reliant Bancorp for professional services rendered by Maggart & Associates, P.C. for the fiscal years ended December 31, 2019 and December 31, 2018.
	2019	2018
Audit Fees(1)	$254,160	$214,900
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$254,160	$214,900
(1)
Audit fees are for professional services for the audit of the Company’s financial statements included in its Annual Report on Form 10-K, for the review of the Company’s financial statements included in its Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all services that may be provided to Reliant Bancorp by its independent accountants, whether or not related to the audit. In fiscal years 2019 and 2018, the fees described above were approved by the Audit Committee.
Required Vote
If a quorum is present, this Proposal 2 will be approved if the votes cast for ratification exceed the votes cast against ratification. If this Proposal 2 is not approved, the matter will be referred to the Audit Committee for further review.
Recommendation of our Board of Directors
our Board of Directors recommends that OUR shareholders vote “FOR” ratification of The Audit Committee’s APPOINTMENT of Maggart & Associates, P.C. as our independent registered public accounting Firm for our fiscal year ending December 31, 2020.

ADDITIONAL INFORMATION
Shareholder Proposals for Next Year’s Annual Meeting of Shareholders
Shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in our proxy statement and form of proxy for our 2021 annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 14, 2020.
Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the 2021 annual meeting if such proposal complies with the Company’s bylaws. In accordance with our bylaws, a shareholder proposal may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholder’s written notice must be received by the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by the Company by the close of business on the 10th day following the date of public disclosure of such meeting. For shareholder proposals for the 2021 annual meeting of shareholders, written notice must be received between January 14, 2021 and February 13, 2021.
How can I obtain Reliant Bancorp’s Annual Report?
The Company's 2019 Annual Report to Shareholders is being made available to shareholders with this Proxy Statement. The Annual Report to Shareholders is not a part of the proxy solicitation materials.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, excluding certain exhibits thereto, may be obtained without charge by writing to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer. Also, the Company's Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2019 can also be accessed via our website (https://www.reliantbank.com) under the tab titled “Investor Relations” followed by the tab titled “SEC Filings.”
Who is paying for this proxy solicitation?
We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail and our website (https://www.reliantbank.com), but certain of our directors, officers, and other employees, without additional compensation, may solicit proxies personally or by telephone or email on our behalf.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of Reliant Bancorp common stock, please contact us at (615) 221-2087, or write to Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, Attention: Chief Executive Officer.
OTHER MATTERS
Our management is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying proxy will vote in accordance with their discretion.
[***************]

RELIANT BANCORP, INC.
6100 TOWER CIRCLE, SUITE 120
FRANKLIN, TN 37067-1469

VOTE BY INTERNET - www.proxyvote.com
Shareholders may use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Shareholders should have their proxy cards in hand when they access the web site and should follow the instructions to obtain their records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If shareholders would like to reduce the costs incurred by the company in mailing proxy materials, shareholders can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Shareholders may sign up for electronic delivery, by following the instructions above to vote using the Internet and, when prompted, shareholders should agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Shareholders may use any touch-tone telephone to transmit voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Shareholders should have their proxy cards in hand when they call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope the company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12060-P39325 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RELIANT BANCORP, INC.

The Board of Directors recommends shareholders vote FOR each of the following proposals:

1. To elect each of the following 13 nominees to serve as a director of Reliant for a term to expire at the 2021 Annual Meeting of Reliant Shareholders and until the election and qualification of his or her successor.

Nominees:

		For	Against	Abstain
1a.	Homayoun Aminmadani	☐	☐	☐
1b.	DeVan D. Ard, Jr.	☐	☐	☐
1c.	Charles Trimble Beasley	☐	☐	☐
1d.	Robert E. Daniel	☐	☐	☐
1e.	William Ronald DeBerry	☐	☐	☐
1f.	Sharon H. Edwards	☐	☐	☐
1g.	Darrell S. Freeman, Sr.	☐	☐	☐
1h.	James Gilbert Hodges	☐	☐	☐
1i.	William Lawson Mabry	☐	☐	☐
1j.	Connie S. McGee	☐	☐	☐
1k.	Linda E. Rebrovick	☐	☐	☐
1l.	Ruskin A. Vest	☐	☐	☐
1m.	Michael E. Wallace	☐	☐	☐

	For	Against	Abstain
2. To ratify the Audit Committee's selection of Maggart & Associates, P.C. as Reliant's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if shareholder plans to attend this meeting.	☐	☐

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:
The Proxy Statement and the 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

D12061-P39325

RELIANT BANCORP, INC.
Annual Meeting of Shareholders
May 14, 2020, 5:30 p.m., Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) DeVan D. Ard, Jr., the President and Chief Executive Officer of Reliant Bancorp, Inc. ("Reliant"), and J. Daniel Dellinger, the Chief Financial Officer of Reliant, as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Reliant that the shareholder(s) is/are entitled to vote at the Annual Meeting of Reliant Shareholders to be held at 5:30 p.m., Central Time, on May 14, 2020, at Reliant's offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, and any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side